Exhibit 4.1

EXECUTION VERSION

CIMAREX ENERGY CO.
(successor by merger to Magnum Hunter Resources, Inc.)

AND

THE SUBSIDIARY GUARANTORS PARTY HERETO

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of June 13, 2005

to

INDENTURE

Dated as of December 17, 2003

Floating Rate Convertible Senior Notes Due 2023

i

THIRD SUPPLEMENTAL INDENTURE, dated as of June 13, 2005 (this “Third Supplemental Indenture”), among CIMAREX ENERGY CO., a Delaware corporation (the “Successor Issuer”) and the successor by merger to Magnum Hunter Resources, Inc., a Nevada corporation (the “Existing Issuer”) and the “Company” under the Second Amended Indenture (as defined below), MAGNUM HUNTER PRODUCTION, INC., a Texas corporation (“MHP”), GRUY PETROLEUM MANAGEMENT CO., a Texas corporation (“Gruy”), HUNTER GAS GATHERING, INC., a Texas corporation (“Hunter”), TRAPMAR PROPERTIES, INC., a Texas corporation (“Trapmar”), CONMAG ENERGY CORPORATION, a Texas corporation (“Conmag”), PINTAIL ENERGY, INC., a Delaware corporation (“Pintail”), PRIZE OPERATING COMPANY, a Delaware corporation (“Prize Operating”), PEC (DELAWARE), INC., a Delaware corporation (“PEC”), PRIZE ENERGY RESOURCES, L.P., a Delaware limited partnership (“Prize Energy”), OKLAHOMA GAS PROCESSING, INC., a Delaware corporation (“Oklahoma Gas,” and together with MHP, Gruy, Hunter, Trapmar, Conmag, Pintail, Prize Operating, PEC and Prize Energy, the “Existing Subsidiary Guarantors”), CIMAREX TEXAS LLC, a Colorado limited liability company (“CT LLC”), CIMAREX TEXAS L.P., a Texas limited partnership (“CT LP”), CIMAREX CALIFORNIA PIPELINE LLC, a Colorado limited liability company (“CCP”), CIMAREX ENERGY SERVICES, INC., an Oklahoma corporation (“CES”), KEY PRODUCTION COMPANY, INC., a Delaware corporation (“Key”), KEY TEXAS LLC, a Colorado limited liability company (“KT LLC”), KEY PRODUCTION TEXAS L.P., a Texas limited partnership (“KT LP”), BROCK GAS SYSTEMS & EQUIPMENT, INC., a Texas corporation (“Brock”), COLUMBUS ENERGY CORP., a Colorado corporation (“Columbus”), COLUMBUS TEXAS, INC., a Nevada corporation (“Columbus Texas”), COLUMBUS ENERGY L.P., a Texas limited partnership (“Columbus Energy”), COLUMBUS GAS SERVICES, INC., a Delaware corporation (“CGS,” and together with CT LLC, CT LP, CCP, CES, Key, KT LLC, KT LP, Brock, Columbus, Columbus Texas and Columbus Energy, the “New Subsidiary Guarantors,” and each of the New Subsidiary Guarantors, individually, a “New Subsidiary Guarantor”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Existing Issuer, the Existing Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of December 17, 2003 (the “Original Indenture”), pursuant to which the Existing Issuer’s Floating Rate Convertible Senior Notes due 2023 in the principal amount of $125,000,000 were issued;

WHEREAS, the Existing Issuer, the Existing Subsidiary Guarantors, and the Trustee have entered into the First Supplemental Indenture (as defined below) pursuant to which, among other things, the Original Indenture was modified at the time and in accordance with the terms thereof (such Original Indenture as amended and supplemented by the First Supplemental Indenture is herein called the “First Amended Indenture”);

WHEREAS, the Successor Issuer, the Existing Issuer, the Existing Subsidiary Guarantors, and the Trustee have entered into the Second Supplemental Indenture (as defined below) pursuant to which, among other things, the First Amended Indenture was modified at the time and in accordance with the terms thereof (such First Amended Indenture as amended and supplemented by the Second Supplemental Indenture is herein called the “Second Amended Indenture”);

WHEREAS, on the date of this Third Supplemental Indenture and simultaneously with the effectiveness of this Third Supplemental Indenture, the Existing Issuer is merging (the “Successor Issuer Merger”) with and into the Successor Issuer pursuant to Section 253 of the Delaware General Corporation Law and the relevant sections of the Nevada Revised Statutes, with the Successor Issuer being the surviving corporation, and in connection with and upon the effectiveness of the Successor Issuer Merger, the separate existence of the Existing Issuer will cease;

WHEREAS, pursuant to Section 5.01 of the Second Amended Indenture, the Existing Issuer may merge with or into any other Person if either (1) the Existing Issuer is the surviving corporation, or (2) the Person (if other than the Existing Issuer) into which the Existing Issuer is merged (a) is a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (b) expressly assumes, by an indenture supplemental thereto, executed and delivered to the Trustee, all of the obligations of the Existing Issuer under the Securities and the Indenture;

WHEREAS, the Successor Issuer desires to expressly assume, pursuant to this Third Supplemental Indenture, all of the obligations of the Existing Issuer under the Securities and the Indenture;

WHEREAS, concurrently herewith, the Successor Issuer has assumed all of the obligations of the Existing Issuer under the Existing Issuer’s 9.6% Senior Notes due 2012 and pursuant to the terms thereof the New Subsidiary Guarantors must become guarantors of the 9.6% Senior Notes due 2012;

WHEREAS, pursuant to Section 4.08 of the Second Amended Indenture and in connection with Successor Issuer’s assumption, pursuant to this Third Supplemental Indenture, of all of the obligations of Existing Issuer under the Securities and the Indenture, if any of the Successor Issuer’s Subsidiaries that is not a Subsidiary Guarantor becomes a guarantor of the 9.6% Senior Notes due 2012, the Successor Issuer must cause each such Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture to the Trustee pursuant to which such Subsidiary unconditionally guarantees all of the Successor Issuer’s obligations under the Securities and the Indenture on the terms set forth in the Indenture;

WHEREAS, each of the New Subsidiary Guarantors desires to unconditionally guarantee all of the Successor Issuer’s obligations under the Securities and the Indenture on the terms set forth in the Indenture;

WHEREAS, the Successor Issuer, the Existing Subsidiary Guarantors, and the New Subsidiary Guarantors are entering into this Third Supplemental Indenture with the Trustee in compliance with Sections 4.08, 5.01 and 9.01 of the Second Amended Indenture;

NOW, THEREFORE, each party agrees as follows for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I
DEFINITIONS

Capitalized terms that are defined in this Third Supplemental Indenture (including without limitation in the introductory paragraph and the Recitals hereto) shall have the meanings assigned to them herein.  Capitalized terms used in this Third Supplemental Indenture (including without limitation in the introductory paragraph and the Recitals hereto) that are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE II
ASSUMPTION AND SUBSTITUTION; AMENDMENTS

Section 2.1                                      Assumption of Obligations

The Successor Issuer hereby expressly assumes all of the obligations of the Existing Issuer under the Securities and the Indenture.

Section 2.2                                      Substitution

(a)                                  In accordance with Section 5.01 of the Second Amended Indenture, from and after the date of this Third Supplemental Indenture, the Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Existing Issuer under the Indenture with the same effect as if the Successor Company had been named as the “Company” therein.

(b)                                 From and after the date of the Third Supplemental Indenture, the Successor Issuer shall for all purposes be deemed to be the “Company” as such term is defined and used in the Indenture and the Securities.

Section 2.3                                      Amendments to Definitions

(a)                                  For all purposes of the Indenture, this Third Supplemental Indenture and the Securities, the definitions of the following terms set forth in Section 1.1 of the Second Amended Indenture are amended and restated to read in full as follows:

“Common Stock” means the common stock, par value $.01 per share, of the Company, as it exists at the Second Supplemental Indenture Effective Time or any other shares of Capital Stock of the Company into which Common Stock shall be reclassified or changed.

“Company” means Cimarex Energy Co., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Enterprise Value” means, as of any date of calculation, an amount equal to (i) the product of (A) the Common Stock Price on the immediately preceding Trading Day and (B) the aggregate number of shares of Common Stock outstanding on the immediately preceding Trading Day, plus (ii) the aggregate amount of outstanding indebtedness of the Company and its subsidiaries on a consolidated basis, as determined in accordance with GAAP, on the immediately preceding Trading Day, plus (iii) the aggregate amount recorded as outstanding preferred stock of the Company and its subsidiaries on a consolidated basis, as determined in accordance with GAAP, on the immediately preceding Trading Day, minus (iv) the aggregate amount of cash and cash equivalents held by the Company and its subsidiaries on a consolidated basis on the immediately preceding Trading Day.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of June 6, 2005, among the Company, Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.

“Indenture” means this instrument as originally executed, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture and as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Second Supplemental Indenture” means the Second Supplemental Indenture, dated as of June 6, 2005, among the Company, Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.

“Subsidiary Guarantor” means (i) each Subsidiary of the Company listed on the signature pages of the Third Supplemental Indenture and (ii) any Subsidiary of the Company that provides a Guarantee with respect to the Securities pursuant to a supplemental indenture hereto; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

(b)                                 For all purposes of the Indenture and the Securities, Section 1.1 of the Second Amended Indenture is amended by adding the following defined terms:

“Third Supplemental Indenture” means the Third Supplemental Indenture, dated as of June 13, 2005, among the Company, the Subsidiary Guarantors and the Trustee.

(c)                                  For all purposes of the Indenture and the Securities, Section 1.1 of the Second Amended Indenture is amended by deleting therefrom the term “Successor Issuer” and the definition thereof in its entirety.  For all purposes of the Indenture and the Securities, all references to the terms “Successor Issuer” and “Successor Issuer’s” in the Second Amended Indenture, including all exhibits attached thereto, and the Securities shall be deemed to be deleted and the terms “Company” and “Company’s,” respectively, shall be deemed to be substituted therefor.

(d)                                 For avoidance of doubt, the term “Trustee” as set forth in Section 1.1 of the Second Amended Indenture is not amended by this Third Supplemental Indenture.

Section 2.4                                      Amendments to Conversion of the Securities

(a)                                  Section 10.05(g) of the Second Amended Indenture is amended by deleting the reference therein to the term “board of directors of the Successor Issuer” and replacing it with the term “Board of Directors.”

(b)                                 Section 10.11 of the Second Amended Indenture is amended by deleting the references therein to the term “Company and the Successor Issuer” and replacing them with the term “Company.”

(c)                                  The first two sentences of Section 10.14(c) of the Second Amended Indenture are amended and restated to read in full as follows:

The Company shall pay the Principal Return and cash for fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Conversion Date, but in no event later than four Business Days thereafter.  Except as provided in Section 10.02(c) and this Section 10.14(c), delivery of the Principal Return, Net Shares, and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation with respect to a converted Security.

Section 2.5                                      Amendments to Section 12.02

Section 12.02 of the Indenture is hereby amended to provide for the following new address for notices to the Company:

if to the Company:

Cimarex Energy Co.

1700 Lincoln Street

Suite 1800

Denver, Colorado  80203

Attention:  Chief Financial Officer

Facsimile No.:  (303) 285-9299

Section 2.6                                      Amendments to Section 12.11

Section 12.11 of the Second Amended Indenture is amended by deleting in its entirety the following sentence thereto:

All agreements of the Successor Issuer in this Indenture and the Securities shall bind its successor.

Section 2.7                                      Amendments to Exhibits A-1 and A-2

(a)                                  Exhibits A-1 and A-2 to the Second Amended Indenture are amended by deleting all references therein to the terms “Magnum Hunter Resources, Inc.” and “Magnum Hunter Resources, Inc., a Nevada corporation” and replacing them with the terms “Cimarex Energy Co.” and “Cimarex Energy Co., a Delaware corporation,” respectively.

(b)                                 The first sentence in paragraph (4) of each of the Form of Reverse Side of Note attached as Exhibits A-1 and A-2 to the Second Amended Indenture is amended and restated to read in full as follows:

Magnum Hunter Resources, Inc., a Nevada corporation, issued the Securities under an Indenture, dated as of December 17, 2003, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.  Such Indenture was supplemented and amended by (1) the First Supplemental Indenture, dated as of June 6, 2005 (the “First Supplemental Indenture”), among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee, (2) the Second Supplemental Indenture, dated as of June 7, 2005 (the “Second Supplemental Indenture”), among Cimarex Energy Co., a Delaware corporation, Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee and (3) the Third Supplemental Indenture, dated as of June 13, 2005 (the “Third Supplemental Indenture”), among Cimarex Energy Co., successor by merger to Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.  Such Indenture, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture and as it may from time to time be supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof is herein referred to as the “Indenture.”

Section 2.8                                      Amendment to Exhibit C

The last sentence of the first paragraph of the Guarantee attached as Exhibit C to the Original Indenture is amended and restated to read in full as follows:

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of

December 17, 2003, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee (as supplemented and amended by (1) the First Supplemental Indenture, dated as of June 6, 2005 (the “First Supplemental Indenture”), among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee, (2) the Second Supplemental Indenture, dated as of June 7, 2005 (the “Second Supplemental Indenture”), among Cimarex Energy Co., a Delaware corporation, Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee and (3) the Third Supplemental Indenture, dated as of June 13, 2005 (the “Third Supplemental Indenture”), among Cimarex Energy Co., successor by merger to Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee, and as it may from time to time be supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof, the “Indenture”).

Section 2.9                                      Amendments to Securities

The first sentence in paragraph (4) of the reverse side of the Securities is amended and restated to read in full as follows:

Magnum Hunter Resources, Inc., a Nevada corporation, issued the Securities under an Indenture, dated as of December 17, 2003, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.  Such Indenture was supplemented and amended by (1) the First Supplemental Indenture, dated as of June 6, 2005 (the “First Supplemental Indenture”), among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee, (2) the Second Supplemental Indenture, dated as of June 7, 2005 (the “Second Supplemental Indenture”), among Cimarex Energy Co., a Delaware corporation, Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee and (3) the Third Supplemental Indenture, dated as of June 13, 2005 (the “Third Supplemental Indenture”), among Cimarex Energy Co., successor by merger to Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.  Such Indenture, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture and as it may from time to time be supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof is herein referred to as the “Indenture.”

ARTICLE III
ADDITION OF SUBSIDIARY GUARANTORS

Section 3.1                                      Guarantees

(a)                                  Each of the New Subsidiary Guarantors agrees that it hereby shall become a “Subsidiary Guarantor” under and for all purposes of the Indenture with all the rights and obligations of a Subsidiary Guarantor thereunder, and for that purpose and subject to Section 3.1(b) of this Third Supplemental Indenture hereby, jointly and severally, unconditionally and irrevocably guarantees, on an unsecured senior basis (such guarantee is referred to herein as a “Guarantee”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee under the Indenture or the Securities, that: (a) the principal of, premium, if any, and interest on the Securities (including Liquidated Damages, if any) shall be duly and punctually paid in full when due, whether at maturity, by acceleration, upon redemption, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee under the Indenture or the Securities (including amounts due the Trustee under Section 7.07 of the Indenture) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Securities; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise, all in accordance with and subject to the terms and conditions of the Securities and Article 11 of the Indenture.

(b)                                 The obligations of each New Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee of each New Subsidiary Guarantor and all of the other provisions of the Indenture pursuant to which such Guarantees relate.

(c)                                  The Guarantees are subject to release upon the terms set forth in the Indenture.

(d)                                 As used in this Section 3.1, (i) the term “Subsidiary Guarantor” has the meaning assigned to it in the Indenture, and (ii) the terms “Indenture,” “Security,” and “Securities” mean the Indenture, Security and Securities as they may be amended or supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture.

(e)                                  In the event of any conflict or inconsistency between the terms of any Guarantee set forth in this Third Supplemental Indenture and the provisions of the Indenture relating to the guarantees of Subsidiary Guarantors, the provisions of the Indenture shall control.

Section 3.2                                      Notations of Guaranties

Concurrently with the execution and delivery of this Third Supplemental Indenture, each New Subsidiary Guarantor shall execute and deliver to the Trustee a notation of its Guarantee substantially in the form of Exhibit C to the Indenture.  Such notation shall be executed on behalf of each New Subsidiary Guarantor by either manual or facsimile signature of one Officer of each New Subsidiary Guarantor, who, in each case, shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of any Guarantee shall not be affected by the fact that the notation of such Guarantee is not affixed to any particular Note.

ARTICLE IV
CONCERNING THE TRUSTEE

Section 4.1                                      Terms and Conditions

The Trustee accepts this Third Supplemental Indenture and agrees to perform the express duties of the Trustee upon the terms and conditions set forth herein and in the Second Amended Indenture, as modified by this Third Supplemental Indenture.

Section 4.2                                      No Responsibility

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Successor Issuer or the Subsidiary Guarantors or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Successor Issuer or the Subsidiary Guarantors, as the case may be.

ARTICLE V
EFFECT OF EXECUTION AND DELIVERY

This Third Supplemental Indenture shall become effective immediately upon the effectiveness of the Successor Issuer Merger.  Upon and after the effectiveness of the Successor Issuer Merger and without any further notice or action on the part of the Successor Issuer, the Subsidiary Guarantors, the Trustee, any Holder or any other Person, (i) the Indenture shall be deemed to be modified in accordance with the assumption, substitution and amendments set forth in Article II and the Guarantees set forth in Article III of this Third Supplemental Indenture, (ii) this Third Supplemental Indenture shall form a part of the Indenture for all purposes, (iii) each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby, (iv) except as expressly modified by this Third Supplemental Indenture, the Second Amended Indenture shall continue in full force and effect, (v) the Securities shall continue to be governed by the Second Amended Indenture, as modified by this Third Supplemental Indenture, and (vi) every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound by the Second Amended Indenture, as modified by this Third Supplemental Indenture.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.1                                      Headings

The Article and Section headings in this Third Supplemental Indenture are for convenience only and shall not affect the construction of this Third Supplemental Indenture.

Section 6.2                                      Rights and Obligations of the Trustee

All of the provisions of the Second Amended Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with the same effect as if set forth herein in full.

Section 6.3                                      Successors

All agreements of the Successor Issuer and each of the Subsidiary Guarantors in this Third Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

Section 6.4                                      Separability Clause

In case any provision in this Third Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.5                                      Multiple Originals

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.6                                      Governing Law

THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.7                                      Conflict with Trust Indenture Act

If any provision of this Third Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Third Supplemental Indenture by the TIA, the required provision shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

SUCCESSOR ISSUER:

CIMAREX ENERGY CO.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

EXISTING SUBSIDIARY GUARANTORS:

MAGNUM HUNTER PRODUCTION, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

GRUY PETROLEUM MANAGEMENT CO.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

HUNTER GAS GATHERING, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

TRAPMAR PROPERTIES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CONMAG ENERGY CORPORATION

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

PINTAIL ENERGY, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

PRIZE OPERATING COMPANY

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

PEC (DELAWARE), INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

PRIZE ENERGY RESOURCES, L.P.

By:	Prize Operating Company, its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

OKLAHOMA GAS PROCESSING, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

NEW SUBSIDIARY GUARANTORS:

CIMAREX TEXAS LLC

By:	Cimarex Energy Co. its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX TEXAS L.P.

By:	Cimarex Energy Co. its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX CALIFORNIA PIPELINE LLC

By:	Cimarex Energy Co. its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX ENERGY SERVICES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

KEY PRODUCTION COMPANY, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

KEY TEXAS LLC

By:	Key Production Company, Inc. its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

KEY PRODUCTION TEXAS L.P.

By:	Key Production Company, Inc. its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

BROCK GAS SYSTEMS & EQUIPMENT, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS ENERGY CORP.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS TEXAS, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS ENERGY L.P.

By:	Columbus Energy Corp. its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS GAS SERVICES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Associate